Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into this 13th day of March, 2018, by and between International Tower Hill Mines Ltd., a company organized under the laws of the Province of British Columbia (the “Corporation”), and the purchaser set forth on the signature page hereof (the “Purchaser”).

Recitals:

A.       The Corporation desires to sell an aggregate of 24,000,000 common shares without par value in its capital stock (the “Common Shares”) in a private placement offering (the “Private Placement”).

B.       Pursuant to terms and conditions set forth in this Agreement, the Purchaser desires to irrevocably subscribe for the number of Common Shares set forth on the signature page hereto.

C.       The Common Shares subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Corporation is offering Common Shares only to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

Agreement:

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.       Subscription.

(a)       Subject to the terms and conditions hereof, the undersigned Purchaser hereby irrevocably subscribes for and agrees to purchase, and the Corporation agrees to sell and issue to such Purchaser, that number of Common Shares set forth on the signature page hereto (the “Purchased Securities”), at a subscription price equal to US$0.50 per Common Share, for an aggregate purchase price as set forth on the signature page hereto (the aggregate purchase price, the “Purchase Price”).

(b)       The Purchaser acknowledges that the Purchased Securities will be subject to certain restrictions on transfer. The Purchaser further acknowledges that the Private Placement is being made without registration of the Purchased Securities under the Securities Act or any securities law of any state of the United States or of any other jurisdiction.

(c)       Subject to the terms and conditions hereof, the issue of the Purchased Securities will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities, options, warrants or rights.

2.       The Closing. The closing of the purchase and sale of the Purchased Securities (the “Closing”) shall take place on the date hereof at the offices of the Corporation, Suite 2300, 1177 West Hastings Street, Vancouver, British Columbia V6E 2K3, or at such other time and place as the Corporation and Purchaser may agree.

3.       Payment for Securities. Payment for the Purchased Securities shall be in United States dollars, in an amount equal to US$0.50 per Common Share multiplied by the number of Purchased Securities, and received by the Corporation from the Purchaser by wire transfer of immediately available funds to an account specified by the Corporation in writing at or prior to the Closing, in the amount of the aggregate Purchase Price set forth on the signature page hereto. As soon as reasonably practical following the Closing, the Corporation shall deliver certificates representing the Purchased Securities and bearing the legend referred to in Section 7 of this Agreement to the Purchaser’s custodian at the address set forth on the signature page hereto.

4.       Representations and Warranties of the Corporation. The Corporation represents, warrants, covenants and certifies to and with the Purchaser that, as of the date of this Agreement and at the Closing:

(a)       The Corporation is a valid and subsisting company incorporated and in good standing under the laws of the Province of British Columbia with full power and authority to own or lease its properties, as the case may be, and to conduct its business, and each of the Corporation’s subsidiaries is a valid and subsisting corporation organized and in good standing under the laws of its respective jurisdiction of organization.

(b)       This Agreement has been or will be at the Closing duly authorized by all necessary corporate action on the part of the Corporation, and the Corporation has full corporate power and authority to undertake the Private Placement and to issue, sell and deliver the Purchased Securities.

(c)       Upon issuance of the Purchased Securities pursuant to the terms of this Agreement, such Purchased Securities will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

(d)       The Corporation and each of its subsidiaries is duly registered and licensed to carry on business in each jurisdiction in which it carries on business or owns property where required under the laws of that jurisdiction, except for those jurisdictions where the failure to be so registered and licensed would not have a material adverse effect on the business, prospects, properties or operations of the Corporation and its subsidiaries, taken as a whole.

(e)       All annual and quarterly reports, financial statements, proxy statements/information circulars, press releases, material change reports and other documents filed by or on behalf of the Corporation within the past 12 months (the “Disclosure Record”) with The Toronto Stock Exchange (the “TSX”) and the NYSE American LLC (together with the TSX, the “Exchanges”) and any regulatory authority in the United States and such other jurisdictions as may be agreed to by the Corporation, including, without limitation, the securities regulator in the Provinces of British Columbia, Alberta and Ontario (the “Canadian Securities Regulators”) and the U.S. Securities and Exchange Commission (the “SEC” and, together with the Canadian Securities Regulators, the “Commissions”) were true and correct in all material respects and did not contain any misrepresentation (as defined in the Securities Act (British Columbia)) as at the respective dates of such filings. There is not presently any material change, as defined in the Securities Laws, relating to the Corporation or change in any material fact, as defined in the Securities Laws, relating to any of the Purchased Securities, which has not been fully disclosed in accordance with the requirements of the Securities Laws and the policies of the Exchanges. The Corporation has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (i) those which are adequately reflected or reserved against in the balance sheet as of September 30, 2017 (the “Balance Sheet Date”) and included in the Corporation’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2017, and (ii) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Except as set forth in the Disclosure Record, there is no transaction, arrangement or other relationship between the Corporation and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Corporation in its filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and is not so disclosed.

(f)       Except as qualified by the disclosure in the Disclosure Record, the Corporation is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Record as being beneficially owned by the Corporation. The Corporation and each of its subsidiaries is in all material respects conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on.

(g)       Subject to the representations, warranties and certifications of the Purchaser herein contained being accurate and truthful in all material respects and the Purchaser fulfilling all of its covenants and obligations herein contained, the Corporation has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, each of the Commissions (collectively, and together with any state securities laws and the Securities Act, the “Securities Laws”) and the Business Corporations Act (British Columbia) in relation to the Private Placement.

(h)       The issue and sale of the Purchased Securities by the Corporation does not and will not conflict with, and does not and will not (including, without limitation, with the giving of notice, the lapse of time or the happening of any other event or condition or any combination of the foregoing) result in a material breach of, any of the terms of the Corporation’s constating documents or any material agreement or instrument to which the Corporation is a party or by which it is bound.

(i)       The issue and sale of the Purchased Securities by the Corporation qualifies as an “Exempt Acquisition” under the Amended & Restated Shareholder Rights Plan Agreement dated August 26, 2009 (as amended and restated on September 19, 2012) among the Corporation and Computershare Investor Services Inc.

(j)       The authorized capital of the Corporation consists of 500,000,000 Common Shares without par value, of which, immediately prior to the Closing, 162,392,996 Common Shares are issued and outstanding. Except as provided in the Disclosure Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Corporation, or any other security convertible into or exchangeable for any such shares, or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital.

(k)       The Purchased Securities, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued and outstanding.

(l)       No person, firm or corporation has, or will have, as a result of any action taken by the Corporation or any of its representatives, in the context of the transaction specifically contemplated by this Agreement, any rights, interest or valid claim against or upon the Corporation or the Purchaser for any commission, fee or other compensation as a finder or broker or in any similar capacity.

(m)       No approval, authorization, consent or other order of, and no filing, registration or recording with, any governmental authority is required to be obtained or made by the Corporation in connection with the execution and delivery by the Corporation of this Agreement or the performance by the Corporation of its obligations hereunder, except such approvals, authorizations, consents, orders, filing, registrations or recordings required under the Securities Laws and the rules of the Exchanges, which shall be obtained or made by the Corporation prior to the Closing or otherwise within the periods prescribed thereunder.

(n)       The Corporation has not relied upon the Purchaser for investment, legal or tax advice, or other professional advice, and has in all cases sought or elected not to seek the advice of its own personal investment advisers, legal counsel and tax advisers.

(o)       The Corporation acknowledges (i) that the Purchaser has not been asked by the Corporation to agree, nor has the Purchaser agreed with the Corporation, to desist from purchasing or selling, long and/or short, securities of the Corporation, or “derivative” securities based on securities issued by the Corporation or to hold the Purchased Securities for any specified term, and (ii) that the Purchaser, and counter parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Shares which were established prior to the Purchaser’s knowledge of the transactions contemplated by this Agreement. The Corporation further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement, the Purchaser may engage in hedging and/or trading activities at various times during the period that the Purchased Securities are outstanding, and that such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Corporation both at and after the time the hedging and/or trading activities are being conducted.

(p)       The Corporation has not disclosed to the Purchaser or any of its officers, directors, employees, affiliates, representatives or agents any material information, which has not been generally disclosed to the public, regarding the Corporation or its subsidiaries or affiliates in connection with the transactions contemplated by this Agreement.

(q)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Corporation or, to the Corporation’s knowledge, any person having a relationship with the Corporation listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(r)       The Corporation has filed all technical reports as required by National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), and all such reports have been prepared in material compliance with the requirements of NI 43-101. In addition, with respect to each press release issued, and any other documents filed, by or on behalf of the Corporation in respect of which any requirements of NI 43-101 applied, each such press release and document also complied in all material respects as to form, substance and otherwise with the requirements of NI 43-101.

(s)       None of the Corporation, its subsidiaries or any of their respective officers, directors or employees acting on behalf of the Corporation or any of its subsidiaries has taken, committed to take or been alleged to have taken any action which would cause the Corporation or any of its subsidiaries to be in violation of the Corruption of Foreign Public Officials Act (Canada) and the Foreign Corrupt Practices Act of 1977, as amended (and, in each case, the regulations promulgated thereunder), or any applicable law of similar effect of another jurisdiction, and to the knowledge of the Corporation no such action has been taken by any of its agents, representatives or other Persons acting on behalf of the Corporation or any of its subsidiaries. The operations of the Corporation and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(t)       Except as disclosed in the Disclosure Record, as of the date hereof, none of the officers, directors or employees of the Corporation or any subsidiary thereof is a party to any transaction with the Corporation or any subsidiary thereof (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee or partner.

(u)       The Corporation has its property and assets insured against loss or damage by insurable hazards or risks on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses. Such insurance coverage is of a type and in an amount typical to the business in which each of the Corporation and its subsidiaries operates as conducted by a reasonably prudent Person, based on the advice of insurance brokers consulted by the Corporation and its subsidiaries. Each of the Corporation and its subsidiaries has not made any material claim on any policy of insurance or been refused any insurance coverage sought or applied for. Each of the Corporation and its subsidiaries has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a material adverse effect on the Corporation’s business.

(v)       The Corporation has filed in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxation authority to be due. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Corporation or the payment of any material tax, governmental charge, penalty, interest or fine against the Corporation. The Corporation has no liability for taxes except those arising in the ordinary course of its business. There are no material actions, suits, proceedings, audits, investigations or claims in progress, now threatened or pending against the Corporation which could result in a material liability in respect of taxes, charges or levies of any governmental authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any governmental authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority.

(w)       The Corporation and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Corporation maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Corporation in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Corporation’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the Disclosure Record, during the twelve months prior to the date hereof neither the Corporation nor any of its subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Corporation or any of its subsidiaries.

(x)       The Corporation and each of its subsidiaries has good and marketable title (or in the case of leased or optioned properties and assets, good and marketable leasehold or optioned interests) to all real and personal properties material to its business.

(y)       Neither the Corporation nor any of its subsidiaries has and, to the Corporation’s knowledge, no person acting on its or their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Common Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Common Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Corporation.

5.       Representations and Warranties of the Purchaser. The Purchaser, severally and not jointly with any other purchaser of Common Shares, represents, warrants, covenants and certifies to and with the Corporation that, as of the date of this Agreement and at the Closing:

(a)       The Purchaser acknowledges that the Corporation is relying on exemptions from the requirements under the Securities Laws to provide the Purchaser with a prospectus or registration statement and no prospectus or registration statement has been filed by the Corporation with any of the Commissions in connection with the issuance of the Purchased Securities, and that the Corporation is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Purchased Securities and, as a consequence, the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Securities Laws.

(b)       The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Corporation, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Purchased Securities and the tax consequences of the investment and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of its entire investment.

(c)       The Corporation has advised the Purchaser that no agency, stock exchange or governmental agency, securities commission or similar regulatory authority or other entity has reviewed or passed on or made any finding or determination as to the merits of or made any recommendation or endorsement with respect to the Purchased Securities.

(d)       The Purchaser is acquiring the Purchased Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Private Placement and sale of the Purchased Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Purchased Securities. The Purchaser understands and acknowledges that the Private Placement of the Purchased Securities will not be registered under the Securities Act nor under the securities laws of any state or other jurisdiction on the ground that the sale of the Purchased Securities to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state or other securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reasons specified in the Accredited Investor Certification provided by the Purchaser as completed by the Purchaser, and Purchaser shall submit to the Corporation such further assurances of such status as may be reasonably requested by the Corporation. The Purchaser resides in the jurisdiction set forth on the signature page attached hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(e)       The Purchaser represents that it (i) was not formed for the specific purpose of acquiring the Purchased Securities, (ii) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, and (iii) has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof and to purchase and hold the Purchased Securities, and further the Purchaser represents that the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents. This Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable against the Purchaser in accordance with the terms hereof. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(f)       The Purchaser has received, reviewed and understood the information about the Corporation, including as set forth in the Disclosure Record, and has had an opportunity to discuss the Corporation’s business, management and financial affairs with the Corporation’s management. The Purchaser understands that such discussions were intended to describe the aspects of the Corporation’s business and prospects and the Private Placement which the Corporation believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Corporation makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Corporation. The Purchaser acknowledges that it is not relying upon any person or entity, other than the Corporation and its officers and directors, in making its investment or decision to invest in the Corporation. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Securities.

(g)       The Purchaser has been advised to consult its own legal advisors with respect to the applicable hold periods imposed in respect of the Purchased Securities by the applicable Securities Laws and confirms that no representation by the Corporation has been made respecting the hold periods applicable to the Purchased Securities and the Purchaser is solely responsible (and the Corporation is not responsible) for compliance with the applicable resale restrictions.

(h)       The Purchaser acknowledges and consents to the fact that the Corporation is collecting Personal Information of the Purchaser for the purpose of completing this Agreement. For purposes of this Agreement, “Personal Information” means any personal information as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time and without limiting the foregoing, but for greater clarity in this Agreement, means information about an identifiable individual, including but not limited to any information about the Purchaser and includes information provided by the Purchaser in this Agreement. The Purchaser acknowledges and consents to the Corporation retaining such Personal Information for as long as permitted or required by law or business practices, and the Purchaser agrees and acknowledges that the Corporation may use and disclose such Personal Information exclusively:

(i)       for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Purchaser;

(ii)       for use and disclosure for income tax-related purposes;

(iii)       to professional advisers of the Corporation;

(iv)       to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings;

(v)       to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(vi)       to any person where such disclosure is necessary for legitimate business reasons and is made with the Purchaser’s prior written consent;

(vii)       to a court determining the rights of the parties under this Agreement; and

(viii)       for use and disclosure as otherwise required or permitted by law.

In addition, the Purchaser further acknowledges and consents to the fact that the Corporation may be required to provide any one or more of the Canadian securities regulators, stock exchanges, the Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Corporation’s registrar and transfer agent with any Personal Information provided by the Purchaser in this Agreement, and may make any other filings of such Personal Information as the Corporation’s counsel deems appropriate, and the Purchaser acknowledges receipt of notification of the disclosure of Personal Information by the Corporation to the Exchanges and the Purchaser hereby consents to and authorizes the foregoing use and disclosure of such Personal Information and agrees to provide, on request, all particulars required by the Corporation in order to comply with the foregoing.

(i)       The Purchaser further acknowledges and expressly consents to the disclosure of Personal Information by the Corporation to the Exchanges and other applicable regulatory authorities, as required, and the collection, use and disclosure of Personal Information by the Exchanges for such purposes as may be identified by the Exchanges from time to time.]

(j)       The funds representing the aggregate Purchase Price in respect of the Purchased Securities which will be advanced by the Purchaser to the Corporation hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (as amended, the “PATRIOT Act”) and the Purchaser acknowledges that the Corporation may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act, PATRIOT Act or other “know your customer” and anti-money laundering rules and regulations. To the best of the Purchaser’s knowledge, none of the subscription funds to be provided hereunder:

(i)       have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or

(ii)       are being tendered on behalf of a person or entity who has not been identified to the Purchaser.

The Purchaser will promptly notify the Corporation if it discovers that any such representation ceases to be true and will provide the Corporation with appropriate information in connection therewith.

(k)       No person has made any written or oral representations to the Purchaser:

(i)       that any Person will resell or repurchase any of the Purchased Securities;

(ii)       that any Person will refund the Purchase Price of any of the Purchased Securities;

(iii)       as to the future price or value of any of the Purchased Securities; or

(iv)       other than as set forth in this Agreement, that any of the Purchased Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Purchased Securities for trading on a stock exchange.

(l)       The Purchaser acknowledges that the Purchaser has not received an offering memorandum, prospectus or other disclosure document in respect of the Purchased Securities or the Corporation describing the business and affairs of the Corporation in order to assist the Purchaser in making an investment decision in respect of the Purchased Securities, that the Purchaser has had access to the Corporation’s public filings on the Internet at www.sedar.com and www.sec.gov and that the Purchaser has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Securities.

(m)       The Purchaser’s decision to tender this offer and purchase the Purchased Securities has not been made as a result of any non-public oral or written representation as to fact made by or on behalf of the Corporation or any other Person and is based entirely upon the representations, warranties and covenants of the Corporation provided to the Purchaser in this Agreement and on currently available public information concerning the Corporation.

(n)       If required by applicable Securities Laws, policy or order or by any Commission or Exchange, the Purchaser will reasonably assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required.

(o)       The Purchaser acknowledges that legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to the Purchaser and the Purchaser may not rely upon such counsel in any respect.

6.       Conditions to Obligations of the Purchaser and the Corporation. The obligations of the Purchaser to purchase and pay for the Purchased Securities and of the Corporation to sell the Purchased Securities are subject to the representations and warranties of the Corporation contained in Section 4 hereof and of the Purchaser contained in Section 5 hereof being true and correct as of the Closing in all respects, with respect to those representations and warranties qualified by materiality, and in all material respects, with respect to those representations and warranties not qualified by materiality.

7.       Legend. The certificates representing the Purchased Securities will be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF INTERNATIONAL TOWER HILL MINES LTD. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION. THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE].”

8.       Participation Right

(a)       For purposes of this Section 8, the following terms shall have the following meanings:

(i)       “Business Day” means a day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia;

(ii)       “Equity Securities” shall mean: (A) any Common Shares, preferred shares or other equity security of the Corporation; (B) any security convertible or exchangeable, with or without consideration, into any Common Shares, preferred shares or other equity security (including any option to purchase such a convertible security); (C) any warrant or right to subscribe for or purchase any Common Shares, preferred shares or other equity security; or (D) any security including or comprising such a warrant or right; and

(iii)       “Excluded Securities” shall mean (A) Common Shares issuable pursuant to stock option plans or other similar employee equity incentive plans, the adoption of which have been approved by the board of directors of the Corporation; (B) Common Shares issued by the Corporation directly to a third party as consideration for the bona fide acquisition of any property (including securities) from such third party; and (C) Common Shares issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

(b)       So long as the Purchaser owns in the aggregate at least 10% of the issued and outstanding Common Shares, the Purchaser shall have a right (the “Participation Right”), subject to applicable laws or stock exchange requirements, to subscribe for its pro rata share (as defined below) of any Equity Securities (other than Excluded Securities) that the Corporation may, from time to time, sell and issue after the Effective Date, whether pursuant to a public offering, private placement or otherwise (each, a “Proposed Offering”). For purposes of this Section 8(b), the Purchaser’s pro rata share of any Equity Securities issued pursuant to a Proposed Offering is equal to the ratio of (i) the number of Common Shares owned by the Purchaser, or over which the Purchaser exercises control or direction, immediately prior to the issuance of such Equity Securities under the Proposed Offering to (ii) the total number of issued and outstanding Common Shares immediately prior to the issuance of such Equity Securities under the Proposed Offering.

(c)       At least ten Business Days prior to any Proposed Offering, the Corporation shall send a written notice to the Purchaser (the “Participation Right Offer Notice”) of any Proposed Offering specifying: (i) the number and type of Equity Securities to be issued under the Proposed Offering; (ii) the price per Equity Security to be issued under the Proposed Offering; (iii) the expected use of proceeds and closing date of the Proposed Offering; (iv) the total number of the then issued and outstanding Common Shares; and (v) all other material terms and conditions of the Proposed Offering.

(d)       Subject to Section 8(f), the Purchaser shall have a period of five Business Days from the date of the Participation Right Offer Notice (the “Participation Right Notice Period”) to notify the Corporation in writing (the “Participation Right Acceptance Notice”) of the exercise of its Participation Right. Such Participation Right Acceptance Notice shall specify (i) the number of Equity Securities the Purchaser wishes to acquire under the Proposed Offering, which may be fewer than the Purchaser’s full pro rata share as calculated pursuant to Section 8(b), and (ii) the number of Common Shares owned by the Purchaser, or over which the Purchaser exercises control or direction, immediately prior to the issuance of such Equity Securities under the Proposed Offering. If the Purchaser fails to deliver a Participation Right Acceptance Notice in respect of a Proposed Offering within the applicable Participation Right Notice Period, then any right of the Purchaser to subscribe for any of the Equity Securities issued under the Proposed Offering is extinguished. If the Purchaser gives a Participation Right Acceptance Notice in respect of a Proposed Offering, the sale of Equity Securities to the Purchaser shall be completed within 30 Business Days of the expiry of the Participation Right Notice Period or such shorter period required by applicable laws or stock exchange requirements.

(e)       If the Corporation has not issued the debt or Equity Securities under a Proposed Offering within 90 Business Days following the expiry of the Participation Right Notice Period, the Corporation shall not thereafter proceed with such Proposed Offering without providing the Purchaser with another opportunity to exercise its Participation Right in respect of such Proposed Offering.

(f)       Notwithstanding the foregoing, if any Proposed Offering to which this Section 8 applies is to be conducted or marketed on a “bought deal” or “overnight” basis, then (i) the period for the Corporation to deliver a Participation Right Offer Notice under Section 8(c) shall be “as soon as reasonably practicable and without undue delay” by the Corporation acting reasonably and in good faith and (ii) the period for the Purchaser to deliver a Participation Right Acceptance Notice under Section 8(d) shall be “as soon as reasonably practicable and without undue delay” by the Purchaser acting reasonably and in good faith, in each case having regard to the specific circumstances surrounding such Proposed Offering and so as not to jeopardize the Corporation’s ability to complete such transaction.

9.       Tax Matters.

(a)       The Corporation shall reasonably cooperate with the Purchaser in order to permit the Purchaser to determine whether the Corporation is at any time a “passive foreign investment company” (as defined in Section 1297(a) of the United States Internal Revenue Code of 1986, as amended) (a “PFIC”). In furtherance of the foregoing, the Corporation shall notify the Purchaser if, in good faith, the Corporation reasonably believes the Corporation or any of its controlled subsidiaries was a PFIC during the prior taxable year, provided that the publication of a PFIC Annual Information Statement by the Corporation on the Corporation’s website shall be deemed to satisfy such notification requirement. If the Corporation determines that the Corporation or any of its controlled subsidiaries is a PFIC, the Corporation shall use commercially reasonable efforts to (i) provide such information to the Purchaser as the Purchaser may reasonably request to enable the Purchaser to complete its U.S. Internal Revenue Service Form 8621 with respect to such entity and (ii) provide such statements, information and documentation as the Purchaser reasonably believes is necessary for it to make an election to treat such subsidiary as a “qualified electing fund” under Section 1295 of the United States Internal Revenue Code of 1986, as amended.

(b)       At the Purchaser’s written request, the Corporation will provide any information reasonably available to it or its affiliates in order for the Purchaser (a) to determine whether the Corporation or any of its subsidiaries is a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Code and (b) to satisfy its (and its direct and indirect owners’) tax reporting obligations and to make any required tax filings, including (without limitation) U.S. Internal Revenue Service Form 5471. At the Purchaser’s written request, the Corporation will notify the Purchaser whether the Corporation has determined that it or any of its subsidiaries is a CFC.

10.       Indemnification. The Corporation will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Corporation in this Agreement or in the other Transaction Documents; provided, that no Purchaser Party shall be entitled to recover special, consequential or punitive damages under this Section 10; and provided further, that in no event shall the aggregate liability of the Corporation to the Purchaser Parties pursuant to this Section 10 exceed the amount of the Purchaser’s Purchase Price. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Corporation in writing, and the Corporation shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (a) the employment thereof has been specifically authorized by the Corporation in writing, (b) the Corporation has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of counsel for such Purchaser Party, a material conflict on any material issue between the position of the Corporation and the position of such Purchaser Party, in which case the Corporation shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Corporation or others and any liabilities the Corporation may be subject to pursuant to law.

11.       Public Disclosure. Neither the Corporation nor the Purchaser shall, except as required by applicable law, regulation or Exchange rule, issue any press release that describes the transactions contemplated herein and that identifies the Corporation, the Purchaser, or any of their respective affiliates without the prior consent of the Corporation or the Purchaser (as applicable), which consent shall not be unreasonably withheld. For the avoidance of doubt, the consent of the Purchaser shall not be required for any press release or other disclosure in regard to the transactions contemplated herein by the Corporation that does not identify the Purchaser.

12.       Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions contemplated herein, shall be paid by the party incurring such fee or expense.

13.       Termination.

(a)       Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any governmental authority of competent jurisdiction that permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b)       Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by the Purchaser or the Corporation, upon written notice to the other party, if the Closing shall not have occurred on or before April 1, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 13(b) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date.

(c)       In the event of the termination of this Agreement as provided in this Section 13, (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any party hereto, except as set forth in Section 10 of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of the Corporation; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

14.       Waiver of Certain Rights. The Purchaser hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that it may have in connection with the Private Placement, provided, that for the avoidance of doubt such waiver shall not apply to any future offerings of the Corporation’s securities.

15.       Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable efforts (subject to, and in accordance with, applicable law) to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement.

16.       General.

(a)       Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)       Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Corporation or the Purchaser without the prior written consent of the other party.

(c)       Waiver of Jury Trial. THE PURCHASER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(d)       Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the Purchaser (“Proceedings”), the Purchaser irrevocably submits to the jurisdiction of the federal or state courts located in the Borough of Manhattan in New York City, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

(e)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)       Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)       Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

(h)       Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Corporation:	International Tower Hill Mines Ltd. Suite 2300, 1177 West Hastings Street Vancouver, British Columbia V6E 2K3 Facsimile: (604) 408-7499 Attention: Chief Executive Officer
If to the Purchaser, at the address set forth on the signature page hereof.

(i)       Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

(j)       Survival. Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation and the Purchaser contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(k)       Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement as of March 13, 2018.

PURCHASER:

ELECTRUM STRATEGIC OPPORTUNITIES FUND II L.P.

By: Electrum Strategic Opportunities Fund II GP L.P., its general partner

By: ESOF II GP Ltd., its general partner

By:	/s/ Andrew M. Shapiro
Name:	Andrew M. Shapiro
Title:	Director

State/Country of Domicile or Formation: Cayman Islands

Address of Principal Offices: 535 Madison Ave., 12th Fl., New York, NY 10022, Attention: Andrew Shapiro

Purchaser’s Custodian: B. Riley & Co., LLC, Attn: Paul Choi, Operations and Compliance, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, Telephone: (310) 966-1444

Purchased Securities to Be Acquired: 19,894,528 Common Shares

Aggregate Purchase Price to be Paid (expressed in US$): US $9,947,264

The offer to purchase Purchased Securities as set forth above is confirmed and accepted by the Corporation as to 19,894,528 Common Shares.

INTERNATIONAL TOWER HILL MINES LTD.

By:	/s/ Karl Hanneman
Name:	Karl Hanneman
Title:	President and CEO

[Signature Page to Subscription Agreement]